Exhibit 10.6

INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (the "Agreement") 1s made September 14, 2020 (the "Effective Date").

BETWEEN:

ACASTI PHARMA INC.

(the "Company")

- and-

PFC BUSINESS ADVISORY SERVICES INC.

(the "Contractor")

(collectively referred to as the "Parties")

WHEREAS the Company wishes to retain the Contractor as an independent contractor to provide certain services to the Company, on the terms and conditions set forth in this Agreement.

THEREFORE , the Parties agree as follows:

1.	TERM OF AGREEMENT

(a)	The term of this Agreement shall be for the period commencing on the Effective Date and continuing until March 14, 2021 unless terminated earlier in accordance with the provisions contained herein. Upon the mutual agreement of the Parties, the term may be extended for one or more additional three (3)-month periods. Reference to "term" in this Agreement shall include any mutually agreed period of renewal or extension.

(b)	This Agreement may be terminated at any time and for any reason during this period by:

(i)	the Contractor providing the Company with 90 days prior written.notice; or

(ii)	the Company providing the Contractor with 90 days prior written notice (the

"Company Notice Period").

(c)	The Contractor agrees and acknowledges that: (i) instead of providing the Company Notice Period, the Company may, in its sole discretion, elect to pay to the Contractor the Fees that would have been payable during the Company Notice Period; and (ii) the Company Notice Period shall be in full satisfaction of all entitlements to notice of termination or severance pay that the Contractor may have under common law, civil law or contract. In the event that it is determined that the Company Notice Period is less than the notice of termination, severance pay, benefits and other entitlements required to be provided to the Contractor (or the Designee) under any applicable legislation, including employment standards legislation if it is determined that such legislation applies to the Contractor (or the Designee) (all such legislation, "Applicable Legislation"), then only the applicable minimum requirements under Applicable Legislation will apply, and any common law or civil law notice will not apply.

(d)	Notwithstanding Section ](b)(ii), the Company may tenninate this Agreement at any time without prior notice, for fraud, dishonesty, wilful neglect, misconduct, or any material breach of the terms hereof by the Contractor, subject only to the Company fully complying with any applicable minimum requirements under Applicable Legislation.

(e)	Subject only to the Company fully complying with any applicable minimum requirements under Applicable Legislation, upon termination of this Agreement for any reason whatsoever:

(i)	the Contractor shall have no further claims against the Company for damages of any nature whatsoever under common law, civil law or contract; and

(ii)	the Company shall only be responsible for the payment of;

A.	any reasonable pre-approved expenditures properly incurred by the Contractor under this Agreement up to the effective date of termination; and

B.	for payment of any Fees accrued under this Agreement up to the effective date of termination or payment in lieu of Fees; and

(iii)	the Contractor shall be under a duty to mitigate all damages that the Contractor may claim or assert an entitlement to in respect of the termination of this Agreement.

(f)	Sections 5, 7 and 8 shall survive the termination or expiration of this Agreement and shall remain binding upon the Contractor.

2.	SERVICES TO BE PROVIDED

(a)	The Company hereby retains the Contractor to perform those services set out in Schedule A of this Agreement and such other tasks as shall be assigned to the Contractor by the Company or any designee of the Company at any time and from time to time (collectively, the "Services").

(b)	The Company grants the Contractor the authority and discretion to do such things as may be reasonably necessary for the purposes of performing the Services. However, the Contractor shall not have the authority or discretion to enter into any agreement, contract or understanding that legally binds the Company or otherwise assume, create or incur any obligations or liabilities on behalf of the Company, except as expressly provided for in this Agreement, withqut first obtaining the prior written consent of the Company.

(c)	The Contractor shall provide Brian Ford (the "Designee") to render the Services and the Designee shall render the Services primarily at the Company's offices, and such other places as the Company and the Contractor may mutually agree; provided, however, that the Designee will be made available by the Contractor to travel from time to time to such other locations of the Company as may be reasonably necessary in order to discharge the Services. The Parties agree that during the term the Designee will remain solely the employee of the Contractor and shall not be an employee of the Company. For purposes of this Agreement, all references to the "Contractor" shall also include and bind the Designee.

3.	FEES AND EXPENSES

[n consideration of the Services provided, the Company shall pay to the Contractor a fee of CON $36,000, plus HST (at a rate if 13%), per month in which Services are rendered (the "Fee"). Payments will be made concurrently with the Company's payroll practices at $18,000 plus HST per pay period. The Contractor shall provide the Company with a purchase order confirmation with respect to the Services, such purchase order confirmation shall clearly reference the Contractor's goods and services tax registration number(s).

The Company will reimburse the Contractor for all necessary and reasonable out-of-pocket expenses directly related to performance of the Services by the Contractor. Any expenses in excess of$ 1,000 must be pre-approved by the Company (in advance of being incurred). All expenses, to the extent possible, will be substantiated by original written receipts and submitted for reimbursement within 30 days of being submitted to the Company for reimbursement.

4.	HOURS OF WORK

There shall be no set hours of work. However, the Contractor agrees to be reasonably available to provide Services to the Company as may be required. The Contractor acknowledges that there may be special circumstances which will require Services to be provided outside standard working hours for which no additional compensation will be provided.

S.       INDEPENDENT CONTRACTOR

The Contractor is and shall remain at all times an independent contractor and is not, and shall not represent the Contractor or Designee to be an agent, joint venturer, partner, director or employee of the Company. Nothing contained in this Agreement is intended to create nor shall be construed as creating an employment relationship between the Contractor (or the Designee) and the Company. The Contractor has sole responsibility, as an independent contractor, to comply with all laws, rules and regulations relating to the provision of Services, including without limitation, requirements under the Income Tax Act (Canada), the Employment Insurance Act (Canada), and the Canada Pension Plan Act. As an independent contractor, the Consultant shall not be entitled to any employment related benefits, including without limitation, any payments under the Employment Standards Act (Ontario) or the equivalent legislation in the Province of Quebec. The Contractor shall be responsible for deducting any and all applicable federal and provincial taxes, deductions, premiums, and amounts owing with respect to those Fees paid by the Company. The

Contractor further agrees to indemnify and hold the Company, its directors, officers, agents and employees harmless from and against any and all liabilities, claims, demands, suits, losses, fines, surcharges, damages, costs and expenses in respect of any failure on the part of the Company to (i) withhold any taxes, premiums, payments, benefit overpayments, levies or other amounts from all or any part of the Fees or other amounts paid to the Contractor during the term of this Agreement; or (ii) comply with requirements to make payments under Applicable Legislation.

6.	CONFLICT OF INTEREST

The Contractor agrees that, during the term of this Agreement, the Contractor will not, without the prior written consent of the Company, engage in, accept employment from, perform services for, or become affiliated with or connected with, either directly or indirectly, any person, firm, corporation, partnership or other business entity which is doing business with the Company relative to any project worked on by the Contractor under this Agreement, and further agrees that the Contractor will avoid all circumstances and actions which would place the Contractor in a position of divided loyalty with respect to the Contractor's obligations in connection with this Agreement.

7.	CONFIDENTIALITY OF INFORMATION AND OWNERSIDP OF PROPRIETARY PROPERTY

Upon execution and delivery of this Agreement, the Contractor shall execute and deliver the Confidentiality of Information and Ownership of Proprietary Property Agreement, attached in Schedule B of this Agreement.

8.	HEALTH AND SAFETY, DAMAGE TO PROPERTY

The Contractor shall comply with applicable health and safety laws, and hereby agrees to indemnify and hold harmless the Company, its directors, officers, agents and employees from and against any and all claims, demands, suits, losses, fines, surcharges, damages, costs and expenses arising out of the Contractor's failure to comply with such laws. The Contractor further agrees to indemnify and hold the Company, its directors, officers, agents and employees harmless from and against any and all liabilities, claims, demands, suits, losses, fines, surcharges, damages, costs and expenses relating to the injury or death of any person, damage to or destruction of any property, which is directly or indirectly caused by any act or omission on the part of the Contractor or any employees of the Contractor engaged in providing Services to the Company.

9.	SEVERABILITY

In the event that any covenant, provision or restriction contained in this Agreement is found to be void or unenforceable (in whole or in part) by a court of competent jurisdiction, it shall not affect or impair the validity of any other covenant, provisions or restrictions contained herein, nor shall it affect the validity or enforceability of such covenants, provisions or restrictions in any other jurisdiction or in regard to other circumstances . Any covenants, provisions or restrictions found to be void or unenforceable are declared to be separate and distinct, and the remaining covenants, provisions and restrictions shall remain in full force and effect.

10.	PROTECTION OF COMPANY INTERESTS

10.1	Non-Competition/Non-Solicitation

The Consultant will not, either while providing Services to the Company or for a period of one (1) year subsequent to the termination or expiration of this Agreement, for any reason, without the Company's prior written consent, either as an individual, or in conjunction with any other person, finn, corporation, or other entity, whether acting as a principal, agent, employee, consultant, or in any capacity whatsoever:

(a)	engage in or in any way be concerned with any business or enterprise relating to the business of the Company within the territory of Canada and the U.S.;

(b)	solicit, attempt to solicit, call upon, or accept the business of any finn, person or company who is or was a customer, client, supplier or distributor of the Company;

(c)	take advantage of, derive a benefit or otherwise profit from any business opportunities that the Consultant became aware of in the course of providing Services to the Company even if the Company does not take advantage of or exploit such opportunities;

(d)	take any action as a result of which relations between the Company and its customers, clients, suppliers, distributors, employees or others may be impaired or which might otherwise be detrimental to the business interests or reputation of the Company;

(e)	solicit, attempt to solicit, or communicate in any way with any employees or consultants of the Company for the purpose of having such employees or consultants employed or in any way engaged by another person, firm, corporation, or other entity; or

(t) hire, whether as an employee, consultant or otherwise, any person who, either at the time the Consultant is providing Services to the Company, or who at any time within the preceding twelve month period was employed or engaged by the Company.

10.2	Vital Consideration

The Consultant agrees that the covenants and restrictions contained in the preceding paragraph are reasonable and valid in terms of time, scope of activities and geographical limitations and understands and agrees that they are vital consideration for the purposes of the Company entering into this Agreement.

10.3	Interpretation

For purposes of this Article I 0, all references to the "Company" shall include the Company and its affiliates.

11.	CHANGES TO AGREEMENT

Any modifications or amendments to this Agreement must be in writing and signed by both Parties or else they shall have no force and effect. The Parties specifically acknowledge that the Company's continued retention of the Contractor shall be sufficient and ample consideration supporting any future modifications or amendments to this Agreement.

12.	ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and assigns, including without limitation, the Contractor's heirs, executors, administrators and personal representatives.

13.	ASSIGNMENT

The Contractor may not assign any of the Contractor's rights or delegate any of the Contractor's duties or responsibilities under this Agreement, without the Company's prior written consent. The Company may, without the consent of the Contractor, assign its rights, duties and obligations under this Agreement to an affiliate or to a purchaser of all, or substantially all of the assets of the Company.

14.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties and supersedes and replaces any and all other representations, understandings, negotiations and previous agreements, written or oral, express or implied.

15.	LEGAL ADVICE

The Contractor acknowledges that the Contractor has read and understands the terms and conditions contained in this Agreement, and that the Company has provided a reasonable opportunity for the Contractor to seek independent legal advice prior to executing this Agreement.

16.	CURRENCY

All dollar amounts set forth or referred to in this Agreement refer to Canadian currency.

17.	NOTICES

17.1	Notice to Contractor

Any notice required or permitted to be given to the Contractor shall be deemed to have been received if delivered personally to the Contractor, sent to (contractor address], or if mailed by registered mail to the Contractor's business address last known to the Company.

17.2	Notice to Company

Any notice required or permitted to be given to the Company shall be deemed to have been received if delivered personally to, mailed by registered mail, or sent to 3009 boul. de la Concorde E., Suite I 02, Laval, Quebec, H7E 2B5, addressed to the attention of the Chief Executive Officer.

18.	GOVERNING LAW

This Agreement shall be interpreted and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

19.	LANGUAGE

The parties hereto have expressly required that this agreement and documents ancillary thereto be drafted in the English language. Les parties a la presente ont expressement exige que le present accord et Jes documents qfferents soient rediges en langue anglaise.

IN WITNESS OF WHICH the Parties have duly executed this Agreement:

ACASTI PHARMA INC.
/s/ Janelle D’Alvise
Name: Jan D’Alvise Title: President and CEO

PFC BUSINESS ADVISORY SERVICES

INC.

By:

/s/ Brian Ford

Name: Brian Ford

Title: Authorized Signatory

Signature Page to Independent Contractor Agreement

SCHEDULE A

SERVICES TO BE PROVIDED

All such services and duties for the Company comparable to those performed by a Chief Financial Officer of a public company in a similar industry and at a comparable stage of development as the Company.

SCHEDULE B

CONFIDENTIALITY OF INFORMATION

AND OWNERSHIP OF PROPRIETARY PROPERTY AGREEMENT

AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT

THIS AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT is made effective as of March 15, 2021.

BETWEEN:

ACASTI PHARMA INC.

(the "Company")

-and-

PFC BUSINESS ADVISORY SERVICES INC.

(the "Contractor")

(collectively referred to as the "Parties")

WHEREAS the Company and the Contractor are parties to an independent contractor agreement dated September 14, 2020 (the "Contractor Agreement").

AND WHEREAS The Contractor and the Company wish to mutually amend the Contractor Agreement in order to extend the term of the Contractor Agreement in accordance with the terms and conditions of this amendment (the "Amendment").

THEREFORE, for good and sufficient consideration, the Parties agree as follows

1.	Pursuant to section l(a) of the Contractor Agreement, the term of the Contractor Agreement shall be extended for an additional three (3) months from March 15, 2020 to June 14, 2021, unless terminated earlier in accordance with the provisions contained in the Contractor Agreement. Reference to "term" in the Contractor Agreement shall include any mutually agreed period of renewal or extension, including the extension by virtue of this Amendment.

2.	Except as otherwise provided in this Amendment, all terms and conditions of the Contractor Agreement shall continue in full force and effect.

3.	This Amendment shall be interpreted and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

4.	This Amendment may be executed in counterparts and delivered by means of facsimile or portable document format (PDF), each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

IN WITNESS OF WHICH the Parties have duly executed this Amendment:

ACASTI PHARMA INC.
/s/ Janelle D’Alvise
Name: Jan D’Alvise Title: President and CEO

Signature Pave to Amendment Agreement

PFC BUSINESS ADVISORY SERVICES

INC.

By:

/s/ Brian Ford

Name: Brian Ford

Title: Authorized Signatory

Signature Page to Amendment Agreement

AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT

THIS AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT is made effective as of June 16, 2021.

BETWEEN:

ACASTI PHARMA INC.

(the "Company")

-and-

PFC BUSINESS ADVISORY SERVICES INC.

(the "Contractor")

(collectively referred to as the "Parties")

WHEREAS the Company and the Contractor are parties to an independent contractor agreement dated September 14, 2020 (the "Contractor Agreement").

AND WHEREAS The Contractor and the Company wish to mutually amend the Contractor Agreement in order to extend the term of the Contractor Agreement in accordance with the terms and conditions of this amendment (the "Amendment").

THEREFORE, for good and sufficient consideration, the Parties agree as follows

1.	Pursuant to section l(a) of the Contractor Agreement, the term of the Contractor Agreement shall be extended for an additional three (3) months from June 15, 2020 to September 14, 2021, and will automatically be extended if needed through the closing of the acquisition of Grace, unless terminated earlier in accordance with the provisions contained in the Contractor Agreement. Reference to "term" in the Contractor Agreement shall include any mutually agreed period of renewal or extension, including the extension by virtue of this Amendment.

2.	Except as otherwise provided in this Amendment, all terms and conditions of the Contractor Agreement shall continue in full force and effect.

3.	This Amendment shall be interpreted and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.
4.	This Amendment may be executed in counterparts and delivered by means of facsimile or portable document format (PDF), each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

IN WITNESS OF WHICH the Parties have duly executed this Amendment:

ACASTI PHARMA INC.
/s/ Janelle D’Alvise
Name: Jan D’Alvise Title: President and CEO

Signature page to Amendment Agreement

PFC BUSINESS ADVISORY SERVICES

INC.

By:

/s/ Brian Ford

Name: Brian Ford

Title: Authorized Signatory

Signature Page to Amendment Agreement